NON-RECOURSE PROMISSORY NOTE

$5,400,000.00                                                  South River, N.J.
                                                            as of March 28, 1997


     WHEREAS, IDM ENVIRONMENTAL CORP., a New Jersey corporation ("Payee"), has sold certain equipment to CAG TECHNOLOGIE MANAGEMENT CONSULTANTS GREIFSWALD GMBH, a corporation formed and legally existing under the laws of the Federal Republic of Germany ("Maker"), for a total purchase price of U.S. $5,400,000.00 evidenced by that certain sale agreement by and between Payee and Maker dated as of the date hereof (the "Sale Agreement"); and

     WHEREAS, Maker has agreed to execute and deliver this promissory note to Payee to memorialize the debt created by the sale of the Equipment defined in the Sale Agreement.

     NOW THEREFORE, FOR VALUE RECEIVED, and intended to be legally bound hereby, CAG Technologie Management Consultants Greifswald GMBH ("Maker") promises to pay to the order of IDM ENVIRONMENTAL CORP. ("Payee"), at its offices at 396 Whitehead Avenue, South River, NJ 08882 or at such place as Payee may direct, the principal sum of Five Million Four Hundred Thousand U.S. Dollars (U.S.$5,400,000.00), together with interest upon the unpaid balance from the date of this Note at the rate of five and 6,246/10,000 (5.6246%) percent per annum. The Maker shall make four (4) payments of principal and interest as set forth on Schedule 1 attached hereto. The Maker makes this Note on a non-recourse basis in favor of Payee.

     Costs of Collection; Late Charge. If any installment or other payment is not paid when due, the amount thereof shall bear an additional late charge at a rate of five (5%) percent per year until paid, but in no event shall such late charge exceed the maximum permitted under applicable law. Maker agrees to pay all costs of collection, including reasonable attorney's fees and disbursements, if any payment hereunder is not made when due.

     No Right of Set-Off. This Note shall not be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment or reduction.

     Lien to Secure Note. This Note is secured by a grant of a security interest in the Equipment as set forth in that certain Security Agreement made by Maker in favor of Payee dated as of the date hereof. Payee's remedies upon default under this Note are limited to those set forth in the Security Agreement.

     Waiver of Notice. Maker hereby waives any requirement of presentment, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.


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     No Waiver of Right or Remedy. No delay, failure or omission by the Payee or any subsequent holder in respect of the exercise of any right or remedy granted to the Payee or other holder or allowed to the Payee or other holder by law, herein, under said Note or otherwise, shall constitute a waiver of the right to exercise the right or remedy at that or any future time or in the same or other circumstance.

     Notice. Notices and demands hereunder on the Maker may be given in writing at the address below:

             CAG Technologie Management Consultants
             Greifswald GMBH
             Koitenhager Landstrabe
             17941 Greifswald
             Attention: Alexander Lentes, President

     Prepayment. The principal sum of this Note may be prepaid in whole or in part at the option of the Maker, without premium or penalty, at any time or times prior to the date it is due. Any such prepayment shall be applied to the installments of such principal sum in the inverse order of the date thereof and shall be accompanied by the payment of interest accrued on the principal amount of such prepayment to the date thereof.

     Subsequent Certifications. Each of the Maker and Payee, within fifteen (l5) days after request by the other, shall certify to such person as the requesting party may designate, the amount of principal, interest or other sums payable hereunder, the date to which the same shall have been paid, whether this Note has been modified or amended, whether any default exists under this Note, and in the case of Maker, whether any set-offs or defenses exist against this Note or the obligations of the Maker hereunder.

     Applicable Law. All rights and obligations hereunder shall be governed by the laws of the State of New Jersey, U.S.A. This Note shall be binding upon Maker and inure to the benefit of Payee and its respective assigns and successors.

     Maker acknowledges that this Note has been delivered to Payee pursuant to a commercial transaction and that nothing herein contained shall be construed as constituting the Payee a partner of or joint venturer with the Maker.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by a duly authorized officer of Maker as of the day and year first above written.


                                      CAG TECHNOLOGIE MANAGEMENT
                                      CONSULTANTS GREIFSWALD GMBH


                                      By:  /s/ Alexander Lentes
                                         ---------------------------------------
                                          Alexander Lentes, President


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                                   SCHEDULE 1



DATE                               AMOUNT (U.S.$)

September 28, 1997                   $1,501,864
December 28, 1997                    $1,406,948
March 28, 1998                       $1,387,966
June 28, 1998                        $1,363,983


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